Exhibit 99.1

B&R LIQUID ADVENTURE, LLC

FINANCIAL STATEMENTS
For the Years Ended December 31, 2014 and 2013

Exhibit 99.1 - Page 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
B&R Liquid Adventure, LLC
Edmonds, Washington

We have audited the accompanying balance sheets of B&R Liquid Adventure, LLC (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, members' capital (deficit), and cash flows for each of the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B&R Liquid Adventure, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company had an accumulated deficit at December 31, 2014 and 2013, recurring net losses, and a working capital deficit at December 31, 2014, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 4, 2015

Exhibit 99.1 - Page 2

B&R LIQUID ADVENTURE, LLC
BALANCE SHEETS

	December 31,
	2014	2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,312	$286,258
Accounts receivable, net of allowance for doubtful accounts of $13,638 and $9,274, respectively	254,705	368,153
Inventories	286,070	302,235
Prepaid expenses and other current assets	13,865	8,170
Total current assets	679,952	964,816

Property and equipment, net of accumulated depreciation of $36,541 and $16,615, respectively	65,453	80,450
Total assets	$745,405	$1,045,266

LIABILITIES AND MEMBERS' CAPITAL (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$616,719	$480,010
Accrued expenses and other current liabilities	106,899	113,293
Convertible notes payable to related parties	120,000	-
Obligations under capital lease	3,689	11,186
Reserve for legal settlement	342,924	130,700
Total current liabilities	1,190,231	735,189

COMMITMENTS AND CONTINGENCIES (Note H)	-	-

MEMBERS' CAPITAL (DEFICIT):
Common stock; no par value; 40,000,000 shares authorized; 1,366,042 and 1,366,042 shares issued and outstanding, respectively	(35,000)	(35,000)
Series A Preferred stock; no par value; 8,000,000 shares authorized; 6,205,558 and 6,183,517 shares issued and outstanding, respectively	4,327,628	4,311,096
Additional paid-in capital	126,328	6,328
Accumulated deficit	(4,863,782)	(3,972,347)
Total members' (deficit) capital	(444,826)	310,077
Total liabilities and members' (deficit) capital	$745,405	$1,045,266

The accompanying notes are an integral part of these financial statements.
Exhibit 99.1 - Page 3

B&R LIQUID ADVENTURE, LLC
STATEMENTS OF OPERATIONS

	December 31,
	2014	2013

SALES, NET	$3,180,992	$1,780,867

COST OF GOODS SOLD	1,892,006	1,160,336

GROSS PROFIT	1,288,986	620,531

OPERATING EXPENSES:
Sales and marketing expenses	970,024	765,763
General and administrative	595,201	633,965
Legal and professional	470,193	693,088
Depreciation and amortization	19,926	10,465
Total operating expenses	2,055,344	2,103,281

INCOME (LOSS) FROM OPERATIONS	(766,358)	(1,482,750)

OTHER INCOME (EXPENSE):
Interest expense	(125,169)	(8,651)
Interest income	92	870
Total other expense, net	(125,077)	(7,781)

NET LOSS	$(891,435)	$(1,490,531)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 4

B&R LIQUID ADVENTURE, LLC
STATEMENT OF MEMBERS' CAPITAL (DEFICIT)
YEARS ENDED DECEMBER 31, 2014 AND 2013

					Additional
	Common Stock		Series A Preferred Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2012	1,183,000	$(35,000)	4,189,666	$2,815,709	$6,328	$(2,481,816)	$305,221

Series A Preferred stock sold for cash	-	-	1,904,239	1,428,179	-	-	1,428,179
Series A Preferred stock issued for accounts payable	-	-	89,611	67,208	-	-	67,208
Common stock issuance for warrant exercises	183,042	-	-	-	-	-	-
Net loss	-	-	-	-	-	(1,490,531)	(1,490,531)
Balance at December 31, 2013	1,366,042	(35,000)	6,183,516	4,311,096	6,328	(3,972,347)	310,077

Debt discount due to beneficial conversion feature	-	-	-	-	120,000	-	120,000
Series A Preferred stock issued for accounts payable	-	-	22,042	16,532	-	-	16,532
Net loss	-	-	-	-	-	(891,435)	(891,435)
Balance at December 31, 2014	1,366,042	$(35,000)	6,205,558	$4,327,628	$126,328	$(4,863,782)	$(444,826)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 5

B&R LIQUID ADVENTURE, LLC
STATEMENTS OF CASH FLOWS

	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(891,435)	$(1,490,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	19,926	10,465
Amortization of debt discounts	120,000	-
Bad debt expense	13,638	9,274
Changes in operating assets and liabilities:
Accounts receivable	99,810	(207,287)
Inventories	16,165	(167,253)
Prepaid expenses and other current assets	(5,695)	(2,560)
Accounts payable	153,241	432,320
Accrued expenses and other current liabilities	(6,394)	59,524
Reserve for legal settlement	212,224	130,700
Net cash used in operating activities	(268,520)	(1,225,348)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,929)	(42,103)
Net cash used in investing activities	(4,929)	(42,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on convertible notes payable to related parties	120,000	-
Payments on capital lease obligations	(7,497)	(12,714)
Series A Preferred stock sold for cash	-	1,428,179
Net cash provided by financing activities	112,503	1,415,465

NET CHANGE IN CASH	(160,946)	148,014
CASH AT BEGINNING OF PERIOD	286,258	138,244
CASH AT END OF PERIOD	$125,312	$286,258

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$5,169	$8,651
Income taxes	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Debt discount from beneficial conversion feature	$120,000	$-
Capital lease obligations	$-	$23,900
Series A Preferred stock issued for accounts payable	$16,532	$67,208

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 - Page 6

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE A – ORGANIZATION AND BASIS OF PRESENTATION

B&R Liquid Adventure, LLC (the "Company" and "B&R") is engaged in the manufacture of búcha™ Live Kombucha, a gluten free, organic certified, sparkling kombucha tea.  The búcha™ Live Kombucha brand is distributed in major health and grocery chains throughout North America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of $4,863,782 and $3,972,347 as of December 31, 2014 and 2013, respectively, had net losses of $891,435 and $1,490,531 for the years ended December 31, 2014 and 2013, respectively, and had negative working capital of $510,279 at December 31, 2014.  These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Sale of Operating Assets

As further discussed in Note L, effective April 1, 2015, the Company sold substantially all of its operating assets, consisting of inventory, fixed assets and intellectual property, to American Brewing Company, Inc. ("ABRW")  ABRW plans to leverage its beer-making expertise and marketing experience to expand distribution of the búcha™ Live Kombucha brand.

Exhibit 99.1 - Page 7

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, provision for excess or expired inventory, depreciation of property and equipment, realizability of long lived assets and fair market value of equity instruments issued for goods or services.  The current economic environment has increased the degree and uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents at December 31, 2014 and 2013 included cash on-hand. Cash equivalents are considered all accounts with a maturity date within 90 days.

Accounts Receivable and Allowance for Doubtful Accounts

The Company's accounts receivable primarily consist of trade receivables. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and the aging of the accounts receivable balances combined with management's estimate of future potential recoverability.  Receivables are written off against the allowance after all attempts to collect a receivable have failed. The Company's allowance for doubtful accounts was $13,638 and $9,274 as of December 31, 2014 and 2013, respectively

Exhibit 99.1 - Page 8

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  At times such amounts may exceed federally insured limits.

Receivables arising from sales of the Company's products are not collateralized. As of December 31, 2014, four customers represented approximately 75.1% (25.4%, 24.1%, 13.5% and 12.1%) of accounts receivable and as of December 31, 2013, three customers represented approximately 78.1% (39.6%, 28.0% and 10.5%) of accounts receivable. For the year ended December 31, 2014, four customers represented approximately 84.5% (28.1%, 18.9%, 18.9% and 18.6%) of revenue and for the year ended December 31, 2013, two customers represented approximately 59.9% (30.5% and 29.4%) of revenue.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that none of its financial instruments meet the criteria for derivative accounting as of December 31, 2014 and 2013.

Exhibit 99.1 - Page 9

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Beneficial Conversion Features

The Company has from time to time issued convertible notes that may have conversion prices that create an embedded pursuant to accounting guidance. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.  The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50.  Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuances.

Inventories and Provision for Excess or Expired Inventory

Inventories consist of tea ingredients, packaging and finished goods and are stated at the lower of cost (first-in, first-out basis) or market value.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials. There was no reserve for obsolescence as of December 31, 2014 and 2013.

Exhibit 99.1 - Page 10

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment consists primarily of brewing equipment and are stated at cost.  Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets, generally five years. Major renewals and betterments that extend the life of the property are capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Long-lived Assets

The Company's long-lived assets consisted of property and equipment and are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, Property, Plant, and Equipment.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Through December 31, 2014, the Company had not experienced impairment losses on its long-lived assets as management determined that there were no indicators that a carrying amount of the asset may not be recoverable.

Revenue Recognition

The Company's products are distributed in major health and grocery chains throughout North America. Revenue is recognized upon delivery of goods to the customer. An allowance for estimated returns is provided at the time of the sale. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition, the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Cost of Goods Sold

Cost of goods sold mainly consisted of raw material costs, packaging costs, direct labor and certain overhead allocated costs. Costs are recognized when the related revenue is recorded.

Income Taxes

The Company is a limited liability corporation and is classified as a partnership for income tax purposes. The Company's profits and losses are reportable by the members on their respective income tax returns. Accordingly no provision for income taxes has been reflected in these financial statements. The Company has no unrecognized tax benefits as of December 31, 2014 or 2013.

Exhibit 99.1 - Page 11

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE C – INVENTORIES

Inventories consist of tea ingredients, packaging and finished goods.  The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials.  Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.  Inventories are generally classified as current assets.  There was no work-in-progress as of December 31, 2014 or 2013.

Inventories consisted of the following as of:

	December 31,
	2014	2013

Raw materials	$83,892	$189,845
Finished goods	202,178	112,390
	$286,070	$302,235

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	December 31,
	2014	2013

Property and equipment	$101,994	$97,065
Less: accumulated depreciation	(36,541)	(16,615)
	$65,453	$80,450

Exhibit 99.1 - Page 12

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Depreciation expense, computed on the basis of five year useful lives for all property and equipment, was $19,926 and $10,465 for the years ended December 31, 2014 and 2013, respectively.

NOTE E – CONVERTIBLE NOTES PAYABLE TO RELATED PARTIES

Convertible notes payable to related parties consisted of the following as of:

	December 31,
	2014	2013

Promissory notes payable, convertible, interest at 10% per annum. Due on December 10, 2014.	$120,000	$-
	$120,000	$-

On September 10, 2014, the Company issued four promissory notes in the amounts of $50,000, $50,000, $10,000 and $10,000, respectively, to related party shareholders and officers of the Company in connection with new funding of $120,000 (see Note K).  The promissory notes are secured by inventory and accounts receivables of the Company, convertible, bear interest at 10% per annum and are due on or before December 10, 2014.  The promissory notes are outstanding as of December 31, 2014 and are in default, bearing default interest at 15% per annum, or the maximum interest rate allowed by law if less.  At any time before or at maturity, the lender shall have the right to convert the promissory note, including principal and unpaid interest, into shares of Series A Preferred stock at $0.375 per share.

In accordance with accounting guidance for beneficial conversion features, the Company recorded a debt discount of $120,000, with a corresponding amount to additional paid-in capital, representing the intrinsic value of the beneficial conversion features. The entire debt discount was amortized to interest expense during the year ended December 31, 2014.

The Company also issued common stock warrants to the lenders for one-half of the dollar amount of the loan, or an aggregate of 60,000 warrants, to purchase shares of common stock at $0.01. The relative fair value of the common stock warrants was determined to be nominal (see Note J).

Exhibit 99.1 - Page 13

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE F – OBLIGATIONS UNDER CAPITAL LEASES

Capital lease obligations consisted of the following as of:

	December 31,
	2014	2013

Capital lease	$3,689	$11,186
	$3,689	$11,186

In January 2013, the Company entered into a lease agreement for the purchase of an Alcolyzer, a highly accurate analysis system which determines the alcohol content of the Company's Kombucha products.  The lease is for 24 months and requires monthly payments of $701, plus sales tax. The Company paid a down payment on the equipment lease of $4,957. The lease is secured by the underlying leased asset. The Company accounted for this arrangement as a capital lease and capitalized the asset at $23,900.

The minimum lease payments are as follows:

2015	$4,207
2016	-
2017	-
Less amount representing interest	(518)
$3,689

NOTE G – RESERVE FOR LEGAL SETTLEMENT

The reserve for legal settlement consisted of the following as of:

	December 31,
	2014	2013

Legal settlement	$-	$130,700
Award of attorneys' fees	316,545	-
Accrued interest to December 31, 2014	26,379	-
	$342,924	$130,700

Exhibit 99.1 - Page 14

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

In May 2012, the Company got in a dispute with Devil's Canyon Brewery ("DCB") over damage allegedly caused by the Company to certain brewing tanks and related premises damage arising out of the Company's use of DBC's facilities for brewing of its products.  The Company's insurance carrier paid for certain repairs which DCB subsequently contended were insufficient.  Dissatisfied with the repairs, in September 2012, DCB filed a lawsuit against the Company.  The Company vigorously defended the action while concurrently seeking to settle the action.  Mediation and settlement conferences were unsuccessful and a jury trial commenced in October 2013.  The jury found in favor of DCB's breach of contract claims and awarded damages in the amount of $130,700, which is recorded as reserve for legal settlement on the accompanying balance sheet as of December 31, 2013.  The Company's insurance carrier subsequently paid what it contended was its policy limits of $113,700 and the Company paid the balance of the judgement in January 2014.

In December 2013, DCB filed a motion for attorneys' fees seeking approximately $355,000.  In January 2014, the Company filed its own motion seeking approximately $234,000 in attorneys' fees contending that it should be designated the prevailing party in this action.  In March 2014, the court denied the Company's motion for attorneys' fees and granted DCB's motion for approximately $268,000, which the court later modified increasing the award in favor of DCB to $316,545.  The Company appealed to the court and the appeal remained pending as of December 31, 2014.

Subsequent to year-end, the parties settled the case with the Company agreeing to pay $275,000 in full and final settlement of the case.  The Company is indebted to its attorney for fees and costs in the amount of approximately $182,000 and $125,000 as of December 31, 2014 and 2013, respectively, which is recorded as accounts payable on the accompanying balance sheets.

NOTE H – COMMITMENTS AND CONTINGENCIES

Legal Matter

As discussed in Note G, during the years ended December 31, 2014 and 2013, the Company was involved in a lawsuit over damage allegedly caused by the Company to certain brewing tanks and related premises damage.  The Company eventually lost on the matter.  Subsequent to year-end, the parties settled the case with the Company agreeing to pay $275,000 in full and final settlement of the case.

Exhibit 99.1 - Page 15

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Operating Lease Commitments

Effective August 1, 2013, the Company entered into a facilities lease with a third party with a lease term of 31 months, expiring February 29, 2016.  The monthly base rent is $2,673 for first 12 months, $2,748 for next 12 months, and $2,836 for the balance of the term.  Monthly rent payments also include common area maintenance charges, taxes, and other charges.  The Company also paid a security deposit of $8,170 which is recorded as a prepaid expense on the accompanying balance sheet.  Prior to August 2013, the Company has a small facility lease and a month-to-month executive suite with combined rent of approximately $720 per month.

Future minimum lease payments under operating leases are approximately as follows:

2015	$33,416
2016	5,672
2017	-
2018	-
2019 and later	-
$39,088

Rent expense was approximately $32,800 and $21,200 for the years ended December 31, 2014 and 2013, respectively.

NOTE I – MEMBERS' EQUITY

Members' Capital Accounts

The Company's LLC Operating Agreement provides for the issuance of common stock and Class A shares ("Series A Preferred"). Members' capital accounts include the members' initial investment and allocated profit and losses incurred to date. As of December 31, 2014, the number of shares of common and Series A Preferred stock outstanding may not exceed 40,000,000 and 8,000,000, respectively.

Exhibit 99.1 - Page 16

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Losses are allocated as follows: (1) to common shareholders to the extent they have been previously allocated profits, (2) to Series A Preferred shareholders to the extent they have been previously allocated profits, (3) to common shareholders until their capital accounts are reduced to zero, (4) to Series A Preferred shareholders until their capital accounts are reduced to zero, and (5) to both common and Series A Preferred shareholders based on their ownership percentages.

Profits are allocated as follows: (1) to the Series A Preferred shareholders equal to 8% per annum of their net capital contributions (see below), (2) to common shareholders equal to the same per share amount allocated to the Series A Preferred shareholders for their 8% per annum preferred allocation, and (3) to both common and Series A Preferred shareholders based on their ownership percentages.

Common Stock

In February 2009, the Company issued to management shares of common stock totaling 1,820,000 shares.  The shares of common stock were subject to vesting whereby 50% vested after one year of service and the remaining 50% vested quarterly over a three-year period beginning at the date of issuance.  The shares of common stock were valued at zero in February 2009 since the shares were issued before operations began and before any equity or other capital was invested.  During 2010, a member of management resigned and the Company repurchased 637,000 shares of common stock for $35,000 of which $25,000 was paid in cash and $10,000 was recognized as a current liability. As of December 31, 2014, all remaining shares of common stock issued in February 2009 were fully vested.

During the year ended December 31, 2013, 183,042 shares of common stock were issued to members of management upon the exercise of warrants for aggregate cash proceeds of less than $0.10.

Exhibit 99.1 - Page 17

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Series A Preferred Stock

The Company may not issue new classes of shares with rights superior to the Series A Preferred.  The Series A Preferred holders elect three of the five directors.  All Series A Preferred have an 8% preferred annual return.  Upon liquidation of distribution, the Series A Preferred shareholders are entitled to a simple 8% per annum return before any amounts are distributed to common shareholders. The order of preference of distributions is (1) tax distribution payments, (2) the simple 8% per annum return to the Series A Preferred shareholders, (3) distribution to common shareholders equal to the same per share amount issued to the Series A Preferred shareholders, (4) distributions to the Series A Preferred shareholders for the balance of their capital accounts, (5) distribution to common shareholders for the balance of their capital accounts, and then (6) equally on a per share basis to both the Series A Preferred and common shareholders.

During the year ended December 31, 2013, the Company sold 1,904,239 shares of Series A Preferred stock for aggregate proceeds of $1,428,179. Of this amount, 880,000 shares were sold to related parties of the Company (see Note K).

During the year ended December 31, 2013, the Company issued 89,611 shares of Series A Preferred stock in settlement of trade accounts payable totaling $67,208. The fair value of the Series A Preferred shares issued was determined to be $67,208 based on recent price of similar shares sold for cash.

During the year ended December 31, 2014, the Company issued 22,042 shares of Series A Preferred stock in settlement of trade accounts payable totaling $16,532. The fair value of the Series A Preferred shares issued was determined to be $16,532 based on recent price of similar shares sold for cash.

Exhibit 99.1 - Page 18

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE J – OPTIONS AND WARRANTS

Common Stock Options

A summary of stock option activity for the years ended December 31, 2014 and 2013 is as follows:

	Number	Weighted Average Exercise Price

Options outstanding December 31, 2012	375,042	$.05
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options outstanding December 31, 2013	375,042	$.05
Granted	500,000	.25
Exercised	-	-
Forfeited	-	-
Options outstanding December 31, 2014	875,042	$.16
Options exercisable as of December 31, 2014	437,542	$.08

As of December 31, 2014 and 2013, the range of exercise prices of the outstanding options was $0.05 to $.25 per share.  Of the total options outstanding, 375,042 options were granted at $0.05 per share and are fully vested as of December 31, 2014 and 500,000 options were granted at $.25 per share with a vesting rate of 6.25% per quarter from July 14, 2014 (62,500 fully vested as of December 31, 2014.)  The fair value of the options was determined to be nominal.

Exhibit 99.1 - Page 19

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

Common Stock Warrants

A summary of common stock warrants activity for the years ended December 31, 2014 and 2013 is as follows:

	Number	Weighted Average Exercise price

Warrants outstanding December 31, 2012	155,335	$-
Granted	27,707	-
Exercised	(183,042)	-
Forfeited	-	-
Warrants outstanding December 31, 2013	-	$-
Granted	60,000	.01
Exercised	-	-
Forfeited	-	-
Warrants outstanding December 31, 2014	60,000	$.01
Warrants exercisable as of December 31, 2014	60,000	$.01

During the year ended December 31, 2013, 183,042 shares of common stock were issued to members of management upon the exercise of warrants for aggregate proceeds of less than $0.10.  In connection with borrowings from related party shareholders and officers of the Company (see Note G), the Company issued an aggregate of 60,000 common stock warrants to purchase shares of common stock at $0.01.  The relative fair value of the common stock warrants was determined to be nominal.

NOTE K – RELATED PARTY TRANSACTIONS

As discussed in Note E, the Company issued four promissory notes in the amounts of $50,000, $50,000, $10,000 and $10,000, respectively, to individuals who were officers and/or directors or shareholders of the Company in connection with new funding of $120,000.

As discussed in Note I, 880,000 shares of Series A Preferred stock sold during the year ended December 31, 2013 were sold to individuals who were officers and/or directors of the Company or to entities related to directors.

Exhibit 99.1 - Page 20

B&R LIQUID ADVENTURE, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE L – SUBSEQUENT EVENT

As of September 4, 2015, the date these financial statements were available to be issued, there are no subsequent events that are required to be recorded or disclosed in the accompanying financial statements other than those listed below:

Sale of Operating Assets

On April 1, 2015, the Company entered into an Asset Purchase Agreement whereby it sold substantially all of its operating assets, consisting of inventory, fixed assets and intellectual property, to American Brewing Company, Inc. ("ABRW") (the "Transaction").  On April 1, 2015, the parties executed all documents related to the Transaction.  The Company received the following consideration in the Transaction:

Cash	$260,000
Note receivable	140,000
ABRW common stock	500,000
$900,000

In addition, ABRW assumed $121,416 of scheduled liabilities.

The Asset Purchase Agreement provided that the shares of ABRW common stock were issued with "Price Protection" for a period of 18 months, meaning that on the date that is 18 months from the date of the Transaction, if the market value of the ABRW common stock received pursuant to the Transaction is less than $500,000, the Company will receive issue additional shares of ABRW common stock so the aggregate amount of shares issued to the Company is equal to a market value of $500,000 based on the average closing bid price of the ABRW common stock for the five days prior thereto.

Settlement of litigation

As discussed in Note G, since May 2012, the Company has been involved in a lawsuit over damage allegedly caused by the Company to certain brewing tanks and related premises damage.  The Company eventually lost on the matter.  On April 20, 2015, the parties settled the case with the Company agreeing to pay $275,000 in full and final settlement of the case.

Exhibit 99.1 - Page 21